                                                                    EXHIBIT 10.1

                            THIRD AMENDMENT TO LEASE

      THIS THIRD AMENDMENT TO LEASE (this "AMENDMENT") is entered into this 17th day of June, 2004, (the "EFFECTIVE DATE") by and between LEVINE INVESTMENTS LIMITED PARTNERSHIP, an Arizona limited partnership ("LANDLORD"), and VIASAT, INC., a Delaware corporation ("TENANT").

                                    RECITALS

      A. Landlord, as successor in interest to W9/LNP Real Estate Limited Partnership, a Delaware limited partnership, and Tenant are parties to that certain Lease dated March 24, 1998 (the "MASTER LEASE"), as amended by that certain First Amendment to Lease Agreement dated June 27, 2000 (the "FIRST AMENDMENT"), and that certain Letter Agreement dated May 22, 2001 (the "SECOND AMENDMENT") (collectively, the "LEASE"), with respect to premises (the "PREMISES") consisting of three (3) buildings containing a total of approximately 180,000 rentable square feet located on El Camino Real, Carlsbad, California.

      B. The Second Amendment extended and modified the Phase 3 Option as stated therein. Thereafter, Tenant allowed the Phase 3 Option to expire.

      C. The parties wish to further amend the Lease, subject to and in accordance with the further terms, covenants and conditions of this Amendment.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the execution and delivery of the Lease, the foregoing Recitals, the mutual agreements, covenants and promises set forth in this Amendment and other good and valuable consideration, the receipt, sufficiency and validity of which is hereby acknowledged, the parties agree as follows:

      1. DEFINITIONS; APPROVALS. Except as otherwise defined in this Amendment, all capitalized terms shall have the meanings given to them in the Lease. All required approvals in this Amendment, including its Exhibits, shall not be unreasonably withheld, conditioned or delayed.

      2. REFURBISHMENT ALLOWANCE. Landlord shall provide to Tenant an allowance in the amount of Four Hundred Fifty Thousand and No/100 Dollars ($450,000.00) ($2.50 per rentable square foot of the Premises, not including Building 4) (as defined in Paragraph 12 below) (the "REFURBISHMENT ALLOWANCE") to partially offset expenses which Tenant may incur in connection with its planned refurbishment of Buildings 1, 2 and 3. Any such improvements shall be submitted to Landlord for prior approval and otherwise constructed as set forth in Section 10 of the Master Lease. Any disapproval shall be delivered in writing to Tenant by Landlord within five (5) days after Tenant's request for approval or such improvements shall be deemed approved by Landlord. Any disapproval shall state the reasons for such disapproval. The Landlord shall not disapprove customary refurbishment work such as recarpeting, repainting, and repairs of items previously constructed in Buildings 1, 2 or 3. The Refurbishment Allowance shall be paid to Tenant upon the Amendment Commencement Date (as defined in Paragraph 5 below).

      3. REFUND OF OPTION PAYMENT. Landlord shall, upon the Amendment Commencement Date, refund to Tenant fifty percent (50%) of the option payments made by Tenant to Landlord on

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account of the Phase 3 Option as set forth in the Second Amendment (the "OPTION
REFUND"). The Option Refund shall be in the amount of Eighty Nine Thousand and No/100 Dollars ($89,000.00).

      4. REFUND OF SECURITY DEPOSIT. Landlord shall, upon the Amendment Commencement Date, refund to Tenant the Security Deposit in the amount of One Hundred Thirty Nine Thousand Eighty-Eight and No/100 Dollars ($139,088.00).

      5. LEASE TERM. Effective upon the earlier of (a) occupancy by Tenant of any portion of Building 4, or (b) the expiration of the Fixturization Period (as defined in EXHIBIT "C" to this Amendment), (the "AMENDMENT COMMENCEMENT DATE") the Lease is amended to reflect that the Term is ten (10) years and zero (0) months commencing on the earlier of (i) occupancy by Tenant of all of Building 4, or (ii) the Phased Occupancy Deadline (defined in Paragraph 6 below) (the "TERM COMMENCEMENT DATE").

      6. PHASED OCCUPANCY. Tenant shall commence occupancy of a minimum of 30,000 rentable square feet of Building 4 upon Substantial Completion (as defined in EXHIBIT "C" to this Amendment) of the Tenant Improvements (as defined in EXHIBIT "C" to this Amendment) in Building 4. Tenant shall occupy the remainder of Building 4 in not more than two (2) phases (each, a "PHASE"). The first Phase shall result in Tenant having commenced occupancy of at least 45,000 rentable square feet (in the aggregate) of Building 4. The second Phase shall result in Tenant having commenced occupancy of all of Building 4. Tenant shall be permitted to occupy each such Phase upon thirty (30) days prior written notice to Landlord, but shall be required to occupy all of Building 4 not later than the date which is one (1) year after the Amendment Commencement Date (the "PHASED OCCUPANCY DEADLINE"). Tenant shall pay Base Rent on the portion of Building 4 which Tenant has occupied or is required to have occupied based upon the rentable square footage thereof commencing on the date of such occupancy or required occupancy. Base Rent on such portion of the Building shall be payable at the "pre Term Commencement Date rate" set forth in Paragraph 7 below. Commencing on the Amendment Commencement Date, Tenant shall pay Additional Rent on all of Building 4 without regard to Tenant's actual occupancy thereof. From the Amendment Commencement Date through the Term Commencement Date, Tenant shall pay to Landlord, as additional rent, in addition to Tenant's monthly installment of Base Rent, an amount equal to the total cost of the Tenant Improvement Allowance, on a rentable square foot basis, multiplied by the number of rentable square feet in Building 4 which Tenant has not occupied and is not required to have occupied pursuant to the provisions of this Paragraph 6, multiplied by
1.0073. Additionally, from the date which is four (4) months after the Amendment Commencement Date through the Term Commencement Date, Tenant shall pay to Landlord, in addition to Tenant's monthly installment of Base Rent for Buildings 1, 2 and 3 and such portions of Building 4 as Tenant has occupied or is required to have occupied pursuant to the provisions of this Paragraph 6, monthly installments of one-half (1/2) Base Rent (calculated at the "pre Term Commencement Date rate") on a rentable square foot basis, multiplied by the number of rentable square feet in Building 4 which Tenant has not occupied and is not required to have occupied pursuant to the provisions of this Paragraph 6.

      7. BASE RENT. As of the Amendment Commencement Date, Base Rent for Buildings 1, 2, 3 and such portions of Building 4 as Tenant has occupied or is required to have occupied, shall be $1.157 per rentable square foot per month. As of the Term Commencement Date, Base Rent on Buildings 1, 2, 3 and 4 shall be as follows:

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                YEARS 1 AND 2             $1.167 per rentable
                                         square foot per month

                YEARS 3 AND 4             $1.225 per rentable
                                         square foot per month

                YEARS 5 AND 6             $1.286 per rentable
                                         square foot per month

                YEARS 7 AND 8             $1.35 per rentable
                                         square foot per month

                YEARS 9 AND 10            $1.418 per rentable
                                         square foot per month

      8. ADDITIONAL RENT. As of the Amendment Commencement Date, Section 6.1.1 of the Master Lease is amended to reflect that notwithstanding anything to the contrary contained in Section 6 of the Master Lease, Landlord shall provide Tenant with a copy of all premium notices which Landlord receives in regard to the policy(ies) of property insurance which Landlord carries pursuant to Section
12.5 of the Master Lease. Tenant shall pay the premium as set forth in any such premium notice to Landlord at least ten (10) days prior to the date on which such premium is due.

      As of the Amendment Commencement Date, Section 6.1.3 of the Master Lease is hereby deleted in its entirety.

      As of the Amendment Commencement Date, Section 6.2 of the Master Lease is amended to reflect that Tenant shall not, during any period of the Term, as extended by this Amendment, pay any increase in real property taxes and assessments attributable to a "CHANGE IN OWNERSHIP" as defined by California Revenue and Taxation Code Section 60.

      As of the Amendment Commencement Date, Sections 6.4, 6.5 and 6.6 of the Master Lease are hereby deleted in their entirety.

      9. PREMISES; BUILDINGS. Buildings 1, 2 and 3 shall be deemed to contain 180,000 rentable square feet. As of the Amendment Commencement Date, the term the "PREMISES" shall be expanded to include Building 4, which is anticipated to consist of approximately 60,000 rentable square feet. Landlord or Tenant may, within thirty (30) days after Substantial Completion (as defined in EXHIBIT "B" to this Amendment) of the Building Core (as defined in EXHIBIT "B" to this Amendment) and Building Shell (as defined in EXHIBIT "B" to this Amendment), cause the actual rentable square feet of Building 4 to be measured pursuant to the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-1996, at such party's sole cost and expense. If (i) neither Landlord nor Tenant causes Building 4 to be so measured within such 30-day period, or (ii) the actual rentable square feet of Building 4, determined pursuant to the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-1996, does not vary from 60,000 rentable square feet by more than five percent (5%), then the Premises shall, as of the Amendment Commencement Date, be deemed to contain 240,000 rentable square feet. If Landlord or Tenant timely causes Building 4 to be measured as set forth above and, as measured, the actual rentable square feet of Building 4 varies from 60,000 rentable square feet by more than five percent (5%), the rentable square footage for Building 4 and the Premises shall be adjusted to reflect such actual rentable square footage. As of the Amendment Commencement Date, the term "BUILDINGS" shall be deemed to include Building 4.

      10. DELETION OF PRIOR EXPANSION OPTION AND PHASE 3 OPTION. Addendum 2 to the Master Lease, as amended by the First Amendment and Second Amendment, is hereby deleted in its entirety.

      11. OPTION TO EXTEND TERM. As of the Amendment Commencement Date, Addendum 1 to the Master Lease is hereby amended as set forth in this Paragraph 11.

      Paragraph 1 of Addendum 1 is hereby amended and restated in its entirety as follows:

            Subject to the provisions and conditions of this Addendum, Tenant shall have the right, at its option (individually, an "OPTION" and collectively, the "OPTIONS"), to extend the term of the Lease for three (3) additional three (3) year periods (individually, the "FIRST EXTENDED TERM," "SECOND EXTENDED TERM" and the "THIRD EXTENDED TERM," respectively and collectively, the "EXTENDED TERMS") commencing on the expiration of the Term as extended by Paragraph 5 of that certain Third Amendment to Lease dated June 17, 2004.

      Paragraph 2 of Addendum 1 is hereby amended and restated in its entirety as follows:

            Landlord must receive written notice from Tenant of Tenant's exercise of an Option on a date which is not more than four hundred fifty (450) days nor less than two hundred seventy (270) days prior to the end of the Term or prior Extended Term, as applicable ("OPTION NOTICE"). In the event Tenant fails to timely and properly exercise such Option for the (i) First Extended Term, all rights to all three Options shall automatically lapse and terminate and shall be of no further force or effect, or (ii) the Second Extended Term, all rights to the Options for the Second Extended Term and Third Extended Term shall automatically terminate and be of no further force or effect, or (iii) the Third Extended Term, all rights to the Option for the Third Extended Term shall automatically terminate and be of no further force or effect.

      The first sentence of Paragraph 3 of Addendum 1 is hereby amended and restated in its entirety as follows:

            The monthly Base Rent for the Extended Terms shall be as follows:

                 FIRST EXTENDED             $1.489 per rentable
                 TERM - YEARS 1            square foot per month
                 AND 2

                 FIRST EXTENDED             $1.563 per rentable
                 TERM - YEAR 3             square foot per month

                 SECOND EXTENDED            $1.563 per rentable
                 TERM - YEAR 1             square foot per month

                 SECOND EXTENDED            $1.642 per rentable
                 TERM - YEARS 2            square foot per month
                 AND 3

                 THIRD EXTENDED             $1.724 per rentable
                 TERM - YEARS 1            square foot per month
                 AND 2

                 THIRD EXTENDED             $1.810 per rentable
                 TERM - YEAR 3             square foot per month

      The second to last sentence of Paragraph 3 of Addendum 1 is hereby amended and restated in its entirety as follows:

            Such amendment shall, set forth among other things, the initial monthly Base Rent for the applicable Extended Term, and the actual commencement date and expiration date of the applicable Extended Term, and shall otherwise be on the same terms and provisions of the Lease except that (i) Tenant shall have no further option to extend the Term except as otherwise specifically set forth in this Addendum 1, (ii) Tenant shall not receive any rent concessions or allowances, including tenant improvement allowances or base building or code upgrades, and (iii) Landlord shall not be obligated to pay any commission for the Extended Term.

      Paragraph 4 of Addendum 1 is hereby deleted in its entirety.

      Clauses (i) and (ii) of the second sentence of Paragraph 6 of Addendum 1 are hereby amended and restated in their entirety as follows:

            (i) Tenant has been in default at any time beyond the expiration of any applicable notice and cure periods more than three (3) times during any twelve (12) month period in the Term or any Extended Term, as the case may be, or is in default in the performance of any of its material obligations under this Lease beyond any applicable notice and cure periods at the time of Tenant's exercise of the then applicable Option; and/or (ii) there has occurred a substantial and adverse change in Tenant's financial condition during the Term or any Extended term, as applicable;

      12. IMPROVEMENTS. Landlord shall construct an approximately 60,000 square foot building ("BUILDING 4"). The location of Building 4 shall be, at Tenant's election, in one of the locations depicted on either EXHIBITS "A-1", "A-2", "A-3" OR "A-4" to this Amendment (each, a "LOCATION"). Tenant shall have until the date which is ten (10) days after the Effective Date to select, by written notice to Landlord, the Location of Building 4. If Tenant does not timely select a Location, Tenant shall be deemed to have selected the Location depicted in EXHIBIT "A-1" to this Amendment. If Tenant timely selects one of the Locations depicted in EXHIBITS "A-2", "A-3" OR "A-4", such selection shall constitute a "BUILDING 4 RELOCATION". The respective obligations of Landlord and Tenant with respect to the construction of Building 4 are set forth in EXHIBIT "B" to this Amendment. The respective obligations of Landlord and Tenant with respect to the construction of the Tenant Improvements in Building 4 and a Building 4 Relocation are set forth in EXHIBIT "C" to this Amendment. EXHIBIT "B" to the Master Lease is hereby deleted in its entirety.

      13. GOVERNMENTAL APPROVALS. Landlord shall have until November 1, 2004 (the "LANDLORD PERMIT DATE") in order to obtain from applicable governmental authorities such approvals, permits and licenses (collectively the "PERMITS") that are a requirement for Landlord to construct Building 4. Landlord shall use commercially reasonable, good faith efforts to obtain the Permits prior to the Landlord Permit Date. If, despite the exercise by Landlord of its commercially reasonable, good faith efforts, Landlord is unable to obtain the Permits prior to the Landlord Permit Date, unless the Landlord Permit Date shall have been extended, in writing, upon the mutual consent of Landlord and Tenant, Tenant shall have until the date which is ninety (90) days after the Landlord Permit Date (the "OUTSIDE DATE") to obtain the Permits on Landlord's behalf. If Tenant is unable to obtain the Permits prior to the Outside Date, unless the Outside Date shall have been extended, in writing, upon the mutual consent of Landlord and Tenant, this Amendment shall terminate and the parties shall continue to be bound by the Lease as though this Amendment had never been executed.

      14. REPAIRS AND MAINTENANCE. As of the Amendment Commencement Date, the fourth sentence of Section 11.1 of the Master Lease is hereby amended and restated in its entirety as follows:

            If Landlord so elects to procure and maintain any such contract(s), Tenant shall be named as a third party beneficiary in each such contract(s). Landlord shall provide Tenant with a copy of any invoice Landlord receives for any such contract(s) and Tenant shall pay all amounts due under any such contract(s) at least ten (10) days prior to the date on which such amounts are due. If Landlord has timely received the contract payment from Tenant as set forth in the preceding sentence, Landlord shall timely pay the contract amount as set forth in the invoice.

      As of the Amendment Commencement Date, Section 11.2.2 of the Master Lease is hereby amended to reflect that Tenant shall directly perform all work to be performed pursuant to Section 6.1.2 of the Master Lease and shall timely pay all amounts due for such work directly to the party with whom Tenant contracts for the performance of such work.

      15. INSURANCE. As of the Amendment Commencement Date, the first sentence of Section 12.3 of the Master Lease is hereby amended and restated in its entirety as follows:

            Landlord, any property management company and/or agent of Landlord for the Premises and any lender(s) of Landlord having a lien against the Premises shall be named a co-loss payee under all policies of insurance required in this Section 12.

      As of the Amendment Commencement Date, Section 12.5 of the Master Lease is amended to reflect that Tenant may, upon thirty (30) days prior written notice to Landlord, elect to maintain, at its sole cost and expense, the policies of property insurance required by Section 12.5. If Tenant makes such an election, Tenant shall, upon ten (10) days written notice, reimburse Landlord for any "short rate" or other cancellation fees or charges incurred by Landlord as a result of Landlord canceling the policies of property insurance then maintained by Landlord.

      16. BROKERS. Tenant warrants to Landlord that Tenant has had no dealings with any real estate broker or agent in connection with the negotiation with this Amendment and that Tenant knows of no real estate broker or agent who is entitled to a commission in connection with this Amendment. Tenant shall indemnify and hold Landlord harmless for, from and against any and all claims, demands, losses, liability, cost or expense (including attorneys' fees and costs) arising out of claims made for a fee or commission by any real estate broker, agent or finder in connection with the Premises and this Amendment, if any, resulting from the actions of Tenant.

      17. NO RIGHT TO RENEW. Except as set forth in Paragraph 11 of this Amendment, Tenant acknowledges that it has no right to extend the term of the Lease beyond the date set forth in Paragraph 5 of this Amendment.

      18. ESTOPPEL. Each party hereby affirms by execution of this Amendment that to the best of its knowledge the Lease is in full force and effect, each party has performed all of its monetary and non-monetary obligations under the Lease and it does not have any presently existing claims against the other party or any offsets against any amounts due under the Lease. To the best of each party's knowledge, there are no defaults under the Lease and there are no existing circumstances which with the passage of time, notice or both, would give rise to a default under the Lease.

      19. FULL FORCE AND EFFECT. Except as set forth in this Amendment, the Lease remains in full force and effect. All references in the Lease to "this Lease" shall be deemed references to the Lease as modified by this Amendment.

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first hereinabove set forth.

LANDLORD:                                 TENANT:

LEVINE INVESTMENTS LIMITED                VIASAT, INC., a Delaware corporation
PARTNERSHIP, an Arizona limited
partnership                               By: __________________________________
                                          Name: Gregory D. Monahan
By: ____________________________          Its: Vice President, Administration &
Name: William S. Levine                   General Counsel
Its: General Partner

                                   EXHIBIT A-1

                            SITE PLAN OF THE PREMISES

                                   EXHIBIT A-2

                       ALTERNATE SITE PLAN OF THE PREMISES

                                   EXHIBIT A-3

                       ALTERNATE SITE PLAN OF THE PREMISES

                                   EXHIBIT A-4

                       ALTERNATE SITE PLAN OF THE PREMISES

                                    EXHIBIT B

                       PROVISIONS RELATING TO CONSTRUCTION
                                  OF BUILDING 4

      1. LANDLORD'S WORK. Landlord's Work (herein so called) shall be limited to the work to be done by Landlord in construction of a Building Shell (as defined in the Project Description and Outline Specifications (the "PROJECT DESCRIPTION") attached to this EXHIBIT "B" as ANNEX I), the Building Core (as defined in the Project Description) and Site Improvement (as defined in the Project Description) for the land on which Building 4 will be constructed pursuant to the Landlord Improvements Plans described in Paragraph 2 below. The Building Shell and Building Core shall be collectively referred to in this EXHIBIT "B" as "BUILDING 4". All other items of work not expressly provided to be done by Landlord in the Landlord Improvement Plans shall be constructed in accordance with the provisions of EXHIBIT "C".

      2. PLANS. Landlord and Tenant shall agree upon Landlord's proposed plans for Building 4 (the "BUILDING PLANS"). Building 4 shall be substantially similar to Building 3 with the addition of one (1) men's restroom and one (1) women's restroom per floor, a lobby entrance and roof access similar to Building 2 and other slight modifications requested by Tenant and approved by Landlord. The exterior facade and landscaping around Building 4 shall be substantially similar to Building 3. Landlord shall retain Chapo and Hall Architects (the "INTEGRATED ARCHITECT") to prepare the architectural plans, working drawings and specifications of certain key items within the Building Shell and Building Core which are integrated with the Tenant Improvements (the "INTEGRATED WORK"). Landlord shall retain Smith Consulting, or another architect reasonably acceptable to Tenant ("LANDLORD'S ARCHITECT"), to prepare the architectural plans, working drawings and specifications for all portions of Landlord's Work which are not Integrated Work (the "REMAINING WORK"). Landlord and Tenant shall agree upon the commercially reasonable allocation of the Landlord's Work between the Integrated Work and the Remaining Work. Landlord's Architect and Tenant's Architect may be collectively referred to in this EXHIBIT "B" as the "ARCHITECTS."

            (a) INTEGRATED WORK. Based upon the Building Plans, Landlord shall instruct the Integrated Architect, with assistance and direction from Tenant, to prepare proposed final working drawings and specifications for the Integrated Work and shall deliver such proposed final working drawings and specifications to Tenant for approval within ninety (90) days after the approval of the Building Plans. Tenant shall have twenty-one (21) days to review and approve the proposed final working drawings and specifications for the Integrated Work. Tenant's comments to the proposed final working drawings and specifications shall be in writing and shall specify the changes or modifications necessary in order to obtain Tenant's approval. However, the failure by Tenant to provide written comments to Landlord's proposed final working drawings and specifications for the Integrated Work within twenty-one (21) days after receipt thereof shall be deemed an approval by Tenant of the proposed final working drawings and specifications. Promptly following receipt by Landlord of Tenant's comments to the proposed final working drawings and specifications for the Integrated Work, Landlord shall instruct the Integrated Architect to revise the proposed final working drawings and specifications so as to incorporate Tenant's changes and Landlord shall deliver revised final working drawings and specifications to Tenant for review and approval. Tenant shall have fourteen
(14) days within which to review and approve the revised final working drawings and specifications. The failure by Tenant to provide Landlord with comments to the revised final working drawings and specifications for Landlord's Work within such fourteen (14) day period shall be deemed an approval thereof. If Tenant has any comments to the revised working drawings and specifications for the Integrated Work, such comments shall be in writing and shall specify the additional changes required by Tenant in order to obtain Tenant's approval. The foregoing procedure for review and approval of the proposed final working drawings and specifications for the Integrated Work shall continue until the final working drawings and specifications for the Integrated Work have been approved by Landlord. Tenant's review and approval of Landlord's proposed final working drawings and specifications for the Integrated Work shall be limited to conformance of the proposed final working drawings and specifications with the Building Plans.

            (b) REMAINING WORK. Based upon the Building Plans, Landlord shall instruct Landlord's Architect, with assistance and direction from Tenant, to prepare proposed final working drawings and specifications for the Remaining Work and shall deliver such proposed final working drawings and specifications to Tenant for approval within ninety (90) days after the approval of the Building Plans. Tenant shall have twenty-one (21) days to review and approve the proposed final working drawings and specifications for the Remaining Work. Tenant's comments to the proposed final working drawings and specifications shall be in writing and shall specify the changes or modifications necessary in order to obtain Tenant's approval. However, the failure by Tenant to provide written comments to Landlord's proposed final working drawings and specifications for the Remaining Work within twenty-one (21) days after receipt thereof shall be deemed an approval by Tenant of the proposed final working drawings and specifications. Promptly following receipt by Landlord of Tenant's comments to the proposed final working drawings and specifications for the Remaining Work, Landlord shall instruct Landlord's Architect to revise the proposed final working drawings and specifications so as to incorporate Tenant's changes and Landlord shall deliver revised final working drawings and specifications to Tenant for review and approval. Tenant shall have fourteen
(14) days within which to review and approve the revised final working drawings and specifications. The failure by Tenant to provide Landlord with comments to the revised final working drawings and specifications for Landlord's Work within such fourteen (14) day period shall be deemed an approval thereof. If Tenant has any comments to the revised working drawings and specifications for the Remaining Work, such comments shall be in writing and shall specify the additional changes required by Tenant in order to obtain Tenant's approval. The foregoing procedure for review and approval of the proposed final working drawings and specifications for the Remaining Work shall continue until the final working drawings and specifications for the Remaining Work have been approved by Landlord. Tenant's review and approval of Landlord's proposed final working drawings and specifications for the Remaining Work shall be limited to conformance of the proposed final working drawings and specifications with the Site Plan and Building Plans.

            (c) LANDLORD IMPROVEMENT PLANS. Upon approval by Landlord and Tenant of the final working plans and specifications for the Integrated Work and the Remaining Work, such final working drawings and specifications shall collectively be considered the "LANDLORD IMPROVEMENT PLANS". Tenant acknowledges that after the approval of the Landlord Improvement Plans by Tenant, any further changes to the Landlord Improvement Plans requested by Tenant may be made only upon the agreement by Tenant to pay all net additional costs and expenses resulting from such requested changes. Landlord shall provide to Tenant, upon request, a schedule of any such additional costs and expenses and/or anticipated delay, as the case may be.

      3. PERMITS. Promptly after the approval of the Landlord Improvement Plans by Landlord and Tenant, the Landlord Improvement Plans shall be submitted to the appropriate governmental body for plan checking and building permits. Landlord, with Tenant's cooperation but at Landlord's sole cost and expense, shall cause to be made such changes in the Landlord Improvement Plans necessary to obtain the required permits.

      4. CONSTRUCTION OF LANDLORD'S WORK. After the Landlord Improvement Plans have been prepared and approved, and building permits for Landlord's Work have been issued, Landlord shall enter into a construction contract with Reno Contracting, or another general contractor reasonably acceptable to Tenant, for the installation of Landlord's Work in accordance with the Landlord Improvement Plans. Landlord's Work shall be constructed in a good, workmanlike and lien free manner and in conformance with all applicable codes. Landlord shall supervise the completion of Landlord's Work and shall endeavor in good faith to secure the completion of Landlord's Work in a timely manner. The cost of Landlord's Work shall be paid as provided in Paragraph 5 below. Tenant shall accept Landlord's Work upon Substantial Completion (as defined in Paragraph 7 below) of the Building and Site Improvements.

      5. PAYMENT OF COST OF LANDLORD'S WORK.

            (a) CONTRACT AMOUNT. Subject to the provisions of this Paragraph 5, Landlord shall construct Landlord's Work at its sole cost and expense.

            (b) CHANGES TO LANDLORD IMPROVEMENT PLANS. In the event that Tenant shall request any changes or substitutions to the Landlord Improvement Plans after the Landlord Improvement Plans have been approved by Tenant, any additional costs attributable to such changes or substitutions shall be documented in a change order executed by Landlord and Tenant and shall be paid by Tenant to Landlord on the Amendment Commencement Date; provided, however, that Tenant may apply, to the extent available, the Tenant Improvement Allowance and/ or the Refurbishment Allowance against the cost of any such change order. Any request for a change must be in writing and in sufficient detail to enable Landlord to prepare a proposed change order. If Tenant fails to approve the proposed change order within five (5) business days after delivery of the change order, Tenant shall be deemed to have withdrawn its requested change. If a change requested by Tenant results in a delay in the performance by Landlord of Landlord's Work, the date of Substantial Completion shall be deemed to be the date, on a day-for-day basis, on which Substantial Completion would have occurred but for such delay.

      6. SUBSTANTIAL COMPLETION. The term "SUBSTANTIAL COMPLETION" as used in this EXHIBIT "B" shall mean completion of construction of Landlord's Work pursuant to the Landlord Improvement Plans with the exception of any punchlist items, the later completion of which will not materially interfere with construction of the Tenant Improvements (as defined in EXHIBIT "C" below). If there shall be a delay in Substantial Completion of Building 4 as a result of
(a) any act or omission of Tenant or Tenant's Agents including any delays by Tenant to approve any item or to perform any other obligation in accordance with and by the dates specified in this EXHIBIT "B"; or (b) Tenant's request for changes to the Landlord Improvement Plans after initial approval by Tenant, the date of Substantial Completion shall be deemed to be the date, on a day-for-day basis, on which Substantial Completion would have occurred but for such delay.

      7. PUNCH LIST PROCEDURE. Within ten (10) business days after Substantial Completion of Building 4, Tenant shall prepare a list (the "BUILDING PUNCH LIST") of any deficiencies or uncompleted work regarding any of Landlord's Work. Landlord shall correct such deficiencies or uncompleted work within a reasonable period of time, but in no event later than sixty (60) days after receipt of Building 4 Punch List, provided that such items are Landlord's responsibility in accordance with the Landlord Improvement Plans, after which Landlord shall have no further obligation to alter, change, decorate or improve Building 4, whether to adapt the same for the use for which it is leased or for any other purpose, except to the extent expressly set forth in the Lease. The existence of such deficiencies or uncompleted work shall not affect Tenant's obligation to accept Building 4 as otherwise required under this EXHIBIT "B".

      8. WARRANTIES AND GUARANTEES. Landlord shall use commercially reasonable efforts to obtain warranties and guarantees from all the contractors and subcontractors participating in Landlord's Work; provided, however, in the event such contractors or subcontractors do not, in the ordinary course of business, provide such warranties and guarantees, Landlord shall not be obligated to obtain the same. Landlord shall use commercially reasonable efforts, at no additional cost to Landlord, to require that all such warranties or guarantees as to materials or workmanship of or with respect to any work which are obtained by Landlord be contained in the contract or subcontract which shall be so written that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interest may appear, and may be directly enforced by either or both of them. Landlord covenants to give to Tenant, to the extent allowable under the applicable contract, any assignment or other reasonable assurances necessary to effect such right of direct enforcement.

      9. ARBITRATION OF DISPUTES.

            (a) AGREEMENT TO ARBITRATE. Unless otherwise provided in this EXHIBIT "B", any dispute arising from or relating to this EXHIBIT "B" shall be settled by arbitration as provided in this Paragraph 9. The submission to binding arbitration in accordance with the provisions of this Paragraph 9 shall be the sole and exclusive method, means, and procedure to resolve any and all disputes, claims, or controversies of any kind, whether in contract or in tort, statutory or common law, legal or equitable, or otherwise ("DISPUTE"), now existing or hereafter arising between the parties in any way arising out of, pertaining to, or in connection with (a) this EXHIBIT "B", or any related agreement, document, or instrument (collectively, the "DOCUMENTS"); (b) any incidents, omissions, acts, practices, or occurrences causing injury to either party whereby the other party or its agents, employees, or representatives may be liable, in whole or in part, and which relate in any manner to the Documents or the transactions contemplated therein; or (c) any aspect of the past or present relationships of the parties with respect to the Documents or the transactions contemplated therein. Any party to a Dispute may, by summary proceedings, bring action in court to compel arbitration of any Dispute. This Paragraph 9(a) shall under no circumstances be deemed to require the submission to binding arbitration of any dispute, claim or controversy between Landlord and Tenant arising out of or related to the Lease, but not related to the Documents.

            (b) ARBITRATION RULES. The arbitration shall be conducted in accordance with the Arbitration Rules for the Real Estate Industry (the "AAA RULES") of the American Arbitration Association (the "AAA"), except to the extent modified here. In the event of any conflict, the terms of this Paragraph 9 shall supersede and control the AAA Rules.

            (c) RIGHT TO DISCOVERY. The parties shall have the right to discovery in accordance with Section 1283.05 of the California Code of Civil Procedure.

            (d) QUALIFICATIONS OF ARBITRATORS. All arbitrators shall be retired judges, practicing attorneys licensed to practice law in the State of California with at least 15 years in practice, practicing engineers licensed in the State of California with at least 15 years in practice, or practicing architects licensed in the State of California with at least 15 years in practice, and all such arbitrators shall have expertise in the issues which are the subject of the Dispute. No arbitrator shall have represented any party to the Dispute within the preceding 10 years.

            (e) NUMBER OF ARBITRATORS. Unless Landlord and Tenant otherwise agree, the Dispute shall be arbitrated by a panel of three arbitrators if the amount in controversy exceeds $500,000. All other Disputes shall be arbitrated by a single arbitrator.

            (f) SCOPE OF ARBITRATOR'S POWERS. The arbitrator may grant any remedy not excluded by this EXHIBIT "B" or the Lease that the arbitrator deems just and equitable, including without limitation injunctions and specific performance. The arbitrator may also grant such ancillary relief as is necessary to make effective the award; provided, however, in no event shall the arbitrator award punitive damages. To the extent permitted by applicable law, the arbitrator shall have the power to award all legal expenses (including, but not limited to, attorney's fees, administrative fees, arbitrator's fees, and other professional fees and expenses) to the prevailing party; provided, however, the award or potential award of legal expenses shall not be considered in determining the amount in controversy for the purposes of determining the appropriate number of arbitrators for the Dispute. The arbitrator shall have the power to impose sanctions and to take such other actions as the arbitrator deem necessary to the same extent a judge could pursuant to the California Rules of Court and applicable law.

            (g) ARBITRATOR REQUIRED TO APPLY LAW. The arbitrator shall resolve all aspects of any Dispute in accordance with the applicable substantive and procedural law. The arbitrator shall make specific, written findings of fact and conclusions of law. The findings of fact by the arbitrator shall be binding upon all parties and shall not be subject to further review, except as otherwise allowed by applicable law.

            (h) JUDGMENT ON AWARD. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction subject to (i) the parties' statutory right to seek vacation or modification of any award pursuant to applicable law, and (ii) the parties' right to seek vacation or modification of any award that is based in whole, or in part or an incorrect or erroneous ruling of law by an appeal to an appropriate court having jurisdiction; provided, however, any such application for vacation or modification of an award based on an incorrect ruling of law must be filed in a court otherwise having jurisdiction over the Dispute within sixty (60) days after the date the award is served on the appealing party. An arbitrator's award granting an injunction or specific performance may be judicially enforced.

            (i) TIME TO CONDUCT PROCEEDING. To the maximum practicable extent, any arbitration proceeding hereunder shall be concluded within 180 days after the request by the initiating party for arbitration, unless the parties agree in writing to an extension. Arbitration proceedings hereunder shall be conducted in the City and County of San Diego, California.

            (j) PROVISIONAL REMEDIES. The filing of a judicial action to enable the recording of a notice of pending action, or for order of attachment, receivership, injunction, or other provisional remedies shall not constitute a waiver of the right to arbitrate under this Paragraph 9.

      NOTICE: BY INITIALING IN THE SPACE BELOW, YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW, YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE

      CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

      WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

      INITIALED BY LANDLORD:  _________________

      INITIALED BY TENANT:    _________________

                                     ANNEX 1
                                       TO
                                   EXHIBIT "B"

                  PROJECT DESCRIPTION AND OUTLINE SPECIFICATION

                                    EXHIBIT C

                       PROVISIONS RELATING TO CONSTRUCTION
                           OF THE TENANT IMPROVEMENTS

1. GENERAL.

      1.1 Tenant Improvements. All items of work not expressly provided to be done by Landlord in the Landlord Improvement Plans shall be provided by Landlord, at Tenant's sole cost and expense, subject to reimbursement as set forth in this EXHIBIT "C", and are referred to as the "TENANT IMPROVEMENTS" or "TENANT IMPROVEMENT WORK". The Tenant Improvement Work shall include all third party, out of pocket costs and expenses including drawings, plans, specifications, permits, permits fees, application fees, surveys, costs of resubdivision or reparcelization, and all other third party, out of pocket costs and expenses of any type whatsoever incurred as a result of a Building 4 Relocation (the "BUILDING 4 RELOCATION COSTS"). Landlord estimates that the Building 4 Relocation Costs will be approximately $300,000.00 to $450,000.00 depending on which Location Tenant selects. Notwithstanding the fact that the Building 4 Relocation Costs may exceed the estimate contained in the preceding sentence, except to the extent a portion of the Tenant Improvement Allowance (as defined in Paragraph 5.1 below) is applied to the Building 4 Relocation Costs, Tenant shall pay all Building 4 Relocation Costs pursuant to Paragraph 5.1 below. Landlord shall be at no cost whatsoever with respect to a Building 4 Relocation.

      1.2 Tenant is solely responsible for designing the Tenant Improvements (subject to Landlord's rights of review and approval set forth in this EXHIBIT "C"). Landlord shall construct the Tenant Improvements in accordance with the provisions of this EXHIBIT "C".

      1.3 Landlord's sole interest in reviewing and approving the Space Plans (as defined in Paragraph 3.1 below) and Final Plans (as defined in Paragraph 3.2 below) is to protect Building 4 (as defined in EXHIBIT "B" to this Amendment) and Landlord's interests, and no such review or approval by Landlord shall be deemed to create any liability of any kind on the part of Landlord, or constitute a representation on the part of Landlord or any person consulted by Landlord in connection with such review and approval that the Space Plans or Final Plans are correct or accurate, or are in compliance with any applicable rules or regulations.

      1.4 Landlord shall contribute (subject to the terms and conditions set forth in this EXHIBIT "C") the amount specified in Paragraph 5.1 below as the "TENANT IMPROVEMENT ALLOWANCE", towards the costs of designing the Tenant Improvements and performing the Tenant Improvement Work.

      1.5 Tenant shall be responsible for all costs of designing the Tenant Improvements and performing the Tenant Improvement Work to the extent such costs exceed the Tenant Improvement Allowance, subject however, to Tenant's right to increase the Tenant Improvement Allowance as set forth in Paragraph 5.1 below.

2. SUBSTANTIAL COMPLETION.

      The term "SUBSTANTIALLY COMPLETE" or "SUBSTANTIAL COMPLETION" as used in this EXHIBIT "C" in reference to the Tenant Improvements shall mean completion of construction of the Tenant Improvements in Building 4 pursuant to the Tenant Improvement Plans (as defined in Paragraph 3.2 below) with the exception of any punch list items, the later completion of which will not materially interfere with Tenant's use of Building 4 for the normal conduct of its business.

3. DESIGN AND APPROVAL OF THE TENANT IMPROVEMENTS.

      3.1 Space Plans. Tenant shall retain Chapo and Hall Architects, or another architect reasonably approved by Landlord, as its architect ("TENANT'S ARCHITECT") to prepare preliminary space plans ("SPACE PLANS") to be utilized in the preparation of the Final Plans for Building 4. The Space Plans shall show locations of all proposed improvements, including walls, cabinetry, equipment and fixtures, and shall specify the location of any proposed structural floor penetrations, the location and extent of floor loading in excess of building capacity, if any, any special HVAC requirements, the location and description of any special plumbing requirements, and any special electrical requirements. In addition, the Space Plans shall show telephone and telecommunications facilities, and computer and electronic data facilities, to the extent such information is available at the time the Space Plans are prepared. Tenant shall use the Building Plans (as defined in EXHIBIT "B" to this Amendment) in connection with the preparation of its Space Plans. Landlord shall approve or disapprove of the Space Plans by written notice given to Tenant twenty-one (21) days after receipt of the Space Plans. Landlord shall not unreasonably withhold its approval of the Space Plans, provided that, without limiting the generality of the foregoing, Landlord shall be entitled to withhold its consent to the Space Plans if, in Landlord's commercially reasonable judgment, an item or component is disclosed by the Space Plans that: (a) is likely to adversely affect building systems, the structure of Building 4 or the safety of Building 4 and/or its occupants; (b) would violate any governmental regulations (or interpretations thereof); (c) contains or uses hazardous or toxic materials or substances which are not now customarily used in the construction of tenant space improvements in institutionally owned buildings; (d) would materially and adversely affect the exterior appearance of Building 4; or (e) is likely to result in material delays in completion of the Tenant Improvement Work because of unavailability or shortage of labor or materials necessary to perform such work or the difficulties or unusual nature of such work. The foregoing reasons, however, shall not be the only reasons for which Landlord may withhold its approval, whether or not such other reasons are similar or dissimilar to the foregoing. If Landlord disapproves the Space Plans, Landlord shall return the Space Plans to Tenant with a statement of Landlord's reasons for disapproval, or specifying any required corrections and/or revisions. Landlord shall approve or disapprove of any revisions to the Space Plans by written notice given to Tenant within fourteen (14) business days after receipt of such revisions. This procedure shall be repeated until Landlord approves the Space Plans.

      3.2 Final Plans. Tenant shall cause Tenant's Architect, in consultation with any engineering consultants designated by Landlord, to prepare and submit for Landlord's approval complete and detailed construction plans and specifications, including a fully coordinated set of architectural, structural, mechanical, fire protection, electrical and plumbing working drawings for the Tenant Improvement Work, in a form which is sufficiently complete to permit subcontractors to bid on the work, obtain all required Permits (as defined in Paragraph 4.2 below) and commence construction (the "FINAL PLANS").

The Final Plans shall identify materials and finishes by location and shall show telephone and telecommunications facilities, and computer and electronic data facilities. The Final Plans shall be consistent with the Space Plans as approved by Landlord. Landlord shall approve or disapprove of the Final Plans by giving written notice to Tenant within fourteen (14) business days after receipt of the Final Plans. Landlord shall not unreasonably withhold its approval of the Final Plans, provided that, without limiting the generality of the foregoing, Landlord shall be entitled to withhold its consent to the Final Plans for any of the reasons specified in Paragraph 3.1 above, or if, in Landlord's good faith judgment, the Final Plans are inconsistent with, or do not conform to, the Space Plans. If Landlord disapproves the Final Plans, Landlord shall return the Final Plans to Tenant with a statement of Landlord's reasons for disapproval and/or specifying any required corrections or revisions. Landlord shall approve or disapprove of any such revisions to the Final Plans within fourteen (14) business days after receipt of such revisions. This procedure shall be repeated until Landlord approves the Final Plans (as so approved, the "TENANT IMPROVEMENT PLANS").

4. CONSTRUCTION OF TENANT IMPROVEMENTS.

      4.1 Contracts with Tenant's Contractor and Subcontractors. Following Landlord's approval of the Final Plans, Landlord shall enter into a fixed price construction contract (the "TI CONTRACT") Reno Contracting or such other general contractor as may be reasonably acceptable to Landlord and Tenant (the "TI CONTRACTOR").

      4.2 Permits. Landlord shall obtain all building permits and other permits, authorizations and approvals which may be required in connection with, or to satisfy all rules or regulations applicable to, the construction of the Tenant Improvements in accordance with the Tenant Improvement Plans (the "PERMITS"). Any amendments or revisions to the Tenant Improvement Plans that may be necessary to obtain any such Permits, or which may be required by city officials or inspectors to comply with code rulings or interpretations, shall be prepared by Tenant's Architect, at Tenant's expense (provided that, to the extent funds are available, such expense may be reimbursed from the Tenant Improvement Allowance), and submitted to Landlord for Landlord's review and approval under Paragraph 3.2 above, as a modification of the Final Plans. If Landlord disapproves of such amendments or revisions, Landlord shall return the same to Tenant with a statement of Landlord's reasons for disapproval, or specifying any required corrections. This procedure shall be repeated until Landlord approves the amendments or revisions and all Permits have been obtained for the Tenant Improvement Plans, as so amended.

      4.3 Fixturization Period. Landlord shall use commercially reasonable efforts to complete the Tenant Improvement Work within seventy-five (75) days after Substantial Completion (as defined in EXHIBIT "B" to this Amendment) of Building 4 (the "FIXTURIZATION PERIOD").

      4.4 Construction. Landlord shall supervise the Tenant Improvement Work and shall endeavor in good faith to secure the completion of the Tenant Improvement Work in a timely manner. The Tenant Improvement Work shall be constructed in substantial accordance with the Tenant Improvement Plans, in a good, workmanlike and lien free manner and in conformance with applicable building codes. The cost of the Tenant Improvement Work shall be paid as provided in Paragraph 5 below.

      4.5 Punch List Procedure. Within ten (10) business days after Substantial Completion of the Tenant Improvements, Tenant shall prepare a list (the "TI PUNCH LIST") of any deficiencies or uncompleted work regarding any of Tenant Improvements. Landlord shall correct such deficiencies or uncompleted work within a reasonable period of time, but in no event later than sixty (60) days after receipt of the TI Punch List, provided that such items are Landlord's responsibility in accordance with the Tenant Improvement Plans, after which Landlord shall have no further obligation to alter, change, decorate or improve the Tenant Improvements, whether to adapt the same for the use for which Building 4 is leased or for any other purpose, except to the extent expressly set forth in the Lease. The existence of such deficiencies or uncompleted work shall not affect Tenant's obligation to accept Building 4 as otherwise required under this EXHIBIT "C" or this Amendment. In performing any work required of Landlord by this Paragraph 4.5, Landlord shall use commercially reasonable efforts not to unreasonably interfere with Tenant's operations in Building 4.

5. RESPONSIBILITY FOR DESIGN AND CONSTRUCTION COSTS.

      5.1 Tenant Improvement Allowance. Landlord will contribute to the cost of performing the Tenant Improvement Work, as depicted on the Tenant Improvement Plans, to the extent of the lesser of (a) One Million Five Hundred Sixty Thousand and No/100 Dollars ($1,560,000.00) (calculated at the rate of $26.00 per rentable square foot in Building 4) or (b) the actual cost for such work as set forth in the TI Contract (the "TENANT IMPROVEMENT ALLOWANCE"). The Tenant Improvement Allowance may be increased, upon written request by Tenant, by a maximum of Six Hundred Thousand and No/100 Dollars ($600,000.00) (calculated at the rate of $10.00 per rentable square foot in Building 4). Any such increase in the Tenant Improvement Allowance shall be fully amortized over the Term, as extended by this Amendment, at seven percent (7%) per annum and payable by Tenant, as additional rent, together with Tenant's monthly payment of Base Rent. For example, if Tenant uses the entire $10.00 per rentable square foot and Building 4 is deemed to contain 60,000 rentable square feet, the amount payable by Tenant would be $6966.51 per month. Tenant shall pay all costs in excess of the Tenant Improvement Allowance (as the same may be increased as set forth above, i.e. all Tenant Improvement costs in excess of $36.00 per rentable square foot in Building 4) for the design and construction of the Tenant Improvements ("TENANT'S CONTRIBUTION"), as established by the TI Contract. Tenant shall pay Tenant's Contribution to Landlord upon the Amendment Commencement Date. During the construction of the Tenant Improvements, Landlord shall make disbursements of the Tenant Improvement Allowance (and Tenant's Contribution, if applicable) for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as specified in this Paragraph 5. Except as otherwise specified in this EXHIBIT "C", the Tenant Improvement Allowance (and Tenant's Contribution, if applicable) may be applied only to the payment or reimbursement of: (i) Tenant's costs of preparing the Space Plans, the Final Plans and the Tenant Improvement Plans; (ii) payments to the TI Contractor; (iii) costs of obtaining building permits for the Tenant Improvements; (iv) the Building 4 Relocation Costs; and (v) other documented costs of labor and materials incorporated into the Tenant Improvements (including cabling costs, but excluding free-standing furnishings, fixtures, equipment and other personal property).

      5.2. Unused Tenant Improvement Allowance. No portion of any unused Tenant Improvement Allowance shall be credited toward the payments due from Tenant for Base Rent and Additional Rent, but shall be added to the Refurbishment Allowance.

6. CHANGE ORDERS.

      Landlord will not unreasonably withhold its approval of (a) any request by Tenant to amend or change the Tenant Improvement Plans, or (b) any change or amendment to the Tenant Improvement Plans that may be necessary to obtain any Permits, or which may be required by city officials or inspectors to comply with code rulings or interpretations (any of the foregoing, a "CHANGE ORDER"), provided such Change Order does not diminish the quality of construction of the Tenant Improvements. Landlord shall not withhold its approval of a Change Order which is in an amount less than Fifty Thousand and No/100 Dollars ($50,000.00). For purposes of determining whether a Change Order exceeds the threshold set forth in the preceding sentence, two (2) or more Change Orders related to the same subject matter change in the Tenant Improvement Work shall be deemed to constitute a single Change Order. Landlord shall approve or disapprove any Change Order for which Landlord's consent is required within five (5) business days after receipt thereof or it shall be deemed approved. Without limiting the generality of the foregoing, however, Tenant acknowledges that it shall not be unreasonable for Landlord to withhold consent to any Change Order if any of the circumstances listed in Paragraphs 3.1(a) through 3.1(e) of this EXHIBIT "C" apply. No material changes or modifications to the Tenant Improvement Plans shall be made unless by written Change Order signed by Landlord and Tenant. Tenant shall pay all costs attributable to Change Orders as a component of Tenant's Contribution on the Amendment Commencement Date; provided, however, that Tenant may apply, to the extent available, the Tenant Improvement Allowance against the cost of Change Orders.

7. ARBITRATION OF DISPUTES.

      7.1 Agreement to Arbitrate. Unless otherwise provided in this EXHIBIT "B", any dispute arising from or relating to this EXHIBIT "C" shall be settled by arbitration as provided in this Paragraph 7. The submission to binding arbitration in accordance with the provisions of this Paragraph 7 shall be the sole and exclusive method, means, and procedure to resolve any and all disputes, claims, or controversies of any kind, whether in contract or in tort, statutory or common law, legal or equitable, or otherwise ("DISPUTE"), now existing or hereafter arising between the parties in any way arising out of, pertaining to, or in connection with (a) this EXHIBIT "C", or any related agreement, document, or instrument (collectively, the "DOCUMENTS"); (b) any incidents, omissions, acts, practices, or occurrences causing injury to either party whereby the other party or its agents, employees, or representatives may be liable, in whole or in part, and which relate in any manner to the Documents or the transactions contemplated therein; or (c) any aspect of the past or present relationships of the parties with respect to the Documents or the transactions contemplated therein. Any party to a Dispute may, by summary proceedings, bring action in court to compel arbitration of any Dispute. This Paragraph 7.1 shall under no circumstances be deemed to require the submission to binding arbitration of any dispute, claim or controversy between Landlord and Tenant arising out of or related to the Lease, but not related to the Documents.

      7.2 Arbitration Rules. The arbitration shall be conducted in accordance with the Arbitration Rules for the Real Estate Industry (the "AAA RULES") of the American Arbitration Association (the "AAA"), except to the extent modified here. In the event of any conflict, the terms of this Paragraph 7 shall supersede and control the AAA Rules.

      7.3 Right to Discovery. The parties shall have the right to discovery in accordance with Section 1283.05 of the California Code of Civil Procedure.

      7.4 Qualifications of Arbitrators. All arbitrators shall be retired judges, practicing attorneys licensed to practice law in the State of California with at least 15 years in practice, practicing engineers licensed in the State of California with at least 15 years in practice, or practicing architects licensed in the State of California with at least 15 years in practice, and all such arbitrators shall have expertise in the issues which are the subject of the Dispute. No arbitrator shall have represented any party to the Dispute within the preceding 10 years.

      7.5 Number of Arbitrators. Unless Landlord and Tenant otherwise agree, the Dispute shall be arbitrated by a panel of three arbitrators if the amount in controversy exceeds $500,000. All other Disputes shall be arbitrated by a single arbitrator.

      7.6 Scope of Arbitrator's Powers. The arbitrator may grant any remedy not excluded by this EXHIBIT "C" or the Lease that the arbitrator deems just and equitable, including without limitation injunctions and specific performance. The arbitrator may also grant such ancillary relief as is necessary to make effective the award; provided, however, in no event shall the arbitrator award punitive damages. To the extent permitted by applicable law, the arbitrator shall have the power to award all legal expenses (including, but not limited to, attorney's fees, administrative fees, arbitrator's fees, and other professional fees and expenses) to the prevailing party; provided, however, the award or potential award of legal expenses shall not be considered in determining the amount in controversy for the purposes of determining the appropriate number of arbitrators for the Dispute. The arbitrator shall have the power to impose sanctions and to take such other actions as the arbitrator deem necessary to the same extent a judge could pursuant to the California Rules of Court and applicable law.

      7.7 Arbitrator Required to Apply Law. The arbitrator shall resolve all aspects of any Dispute in accordance with the applicable substantive and procedural law. The arbitrator shall make specific, written findings of fact and conclusions of law. The findings of fact by the arbitrator shall be binding upon all parties and shall not be subject to further review, except as otherwise allowed by applicable law.

      7.8 Judgment on Award. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction subject to (i) the parties' statutory right to seek vacation or modification of any award pursuant to applicable law, and (ii) the parties' right to seek vacation or modification of any award that is based in whole, or in part or an incorrect or erroneous ruling of law by an appeal to an appropriate court having jurisdiction; provided, however, any such application for vacation or modification of an award based on an incorrect ruling of law must be filed in a court otherwise having jurisdiction over the Dispute within sixty (60) days after the date the award is served on the appealing party. An arbitrator's award granting an injunction or specific performance may be judicially enforced.

      7.9 Time to Conduct Proceeding. To the maximum practicable extent, any arbitration proceeding hereunder shall be concluded within 180 days after the request by the initiating party for arbitration, unless the parties agree in writing to an extension. Arbitration proceedings hereunder shall be conducted in the City and County of San Diego, California.

      7.10 Provisional Remedies. The filing of a judicial action to enable the recording of a notice of pending action, or for order of attachment, receivership, injunction, or other provisional remedies shall not constitute a waiver of the right to arbitrate under this Paragraph 7.

      NOTICE: BY INITIALING IN THE SPACE BELOW, YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN

      THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW, YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

      WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

      INITIALED BY LANDLORD: _________________

      INITIALED BY TENANT:   _________________

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